NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF INC, (PROFIT)

ARC287BC CORPORATION

0400707991

The above-named DOMESTIC PROFIT CORPORATION was duly filed in accordance with New Jersey state law on 12/10/2014 and was assigned identification number 0400707991. Following are the articles that constitute its original certificate.

1. **Name:**
   ARC287BC CORPORATION
2. **Registered Agent:**
   WILSON BEZERRA
3. **Registered Office:**
   232 UNION BLVD
   TOTOWA, NJ 07512 2670
4. **Business Purpose:**
   BICYCLE COMPANY
5. **Stock:**
   20000000
6. **Effective Date of this Filing is:**
   01/01/2015
7. **Designation of Shares:**
   01/01/2015

8. **First Board of Directors:**

   WILSON X BEZERRA
   232 UNION BLVD
   TOTOWA, NJ 07512 2670

   SILVANA BEZERRA
   232 UNION BLVD
   TOTOWA, NJ 07512 2670

9. **Incorporators:**

   WILSON X BEZERRA
   232 UNION BLVD
   TOTOWA, NJ 07512 2670

   SILVANA BEZERRA
   232 UNION BLVD
   TOTOWA, NJ 07512 2670

10. **Main Business Address:**
    232 UNION BLVD
    TOTOWA, NJ 07512 2670